UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 30, 2006

(Date of earliest event reported)

SATELLITE NEWSPAPERS CORP.

(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-26607 --------------------------------	88-0390828 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bank of America Building

980 Post Road East

Westport, Connecticut 06880

(Address of principal executive offices) (Zip Code)

(203) 401-8089

(Registrant’s telephone no., including area code)

2140 South Dixie Highway, Suite 303

Miami, Florida 33133

-------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a Special Meeting of the Board of Directors of the Registrant held this 30th day of May, 2006 the Registrant accepted the resignation of Ms. Jerri L. Palmer as Chief Executive Officer effective the 19th of May, 2006 and the resignation of Mr. Henk Meijer as a Director effective the 26th day of May, 2006. The Registrant appointed Mr. Roy Piceni its Chairman of the Board as interim Chief Executive Officer until an appropriate replacement is hired.

Ms. Jerri L. Palmer resigned as Chief Executive Officer of the Registrant for personal reasons. When the Registrant closed its Miami, Florida office, she was unable to relocvate to Europe where the Registrant maintains its operations.

Mr. Henk Meijer resigned as a member of the Board of Directors for personal reasons. He was unable to function on the Registrant’s Board due to time constraints with his current position in his own company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATELLITE NEWSPAPERS CORP.

(Registrant)

Date: May 30, 2006	By: /s/ ROY PICENI

Roy Piceni

Chief Executive Officer

(Duly Authorized Officer)

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